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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our reports dated March 29, 2000, with respect to the financial statements of ISTA Pharmaceuticals, Inc. and March 8, 2000, with respect to the financial statements of Visionex Pte. Ltd., in Post-Effective Amendment No. 1 to the Registration Statement (Form S-1) and related Prospectus of ISTA Pharmaceuticals, Inc. for the registration of shares of its common stock.


                                          /s/ ERNST & YOUNG LLP

San Diego, California
August 9, 2000